Exhibit 5.1

[FORM OF OPINION OF KATTEN MUCHIN ROSENMAN LLP]

[•], 2014

AccuShares Investment Management, LLC

as Sponsor to AccuShares Commodities Trust I

1 Bridge Plaza North, Suite 468

Fort Lee, New Jersey 07024

Attention: Jack Fonss

AccuShares Commodities Trust I (Registration No. 333-[•])

with respect to

AccuShares S&P GSCI Spot Fund

AccuShares S&P GSCI Agriculture and Livestock Spot Fund

AccuShares Industrial Metals Spot Fund

AccuShares S&P GSCI Crude Oil Spot Fund

AccuShares S&P GSCI Brent Oil Spot Fund

AccuShares S&P GSCI Natural Gas Spot Fund

AccuShares Spot CBOE VIX Fund

(each a “Fund” and collectively the “Funds”)

Ladies and Gentlemen:

We have acted as counsel for AccuShares Investment Management, LLC (the “Sponsor”), in its capacity as the sponsor of AccuShares Commodities Trust I, a Delaware statutory trust (the “Trust”), in connection with the Trust’s filing on [•], 2014 with the Securities and Exchange Commission of its Registration Statement on Form S-1 (as amended, the “Registration Statement”), including each prospectus included in Part I of the Registration Statement (each, a “Prospectus”), under the Securities Act of 1933, as amended (the “1933 Act”) (No. 333-[•]). The Registration Statement relates to the proposed registration, issuance and sale by the Trust for each Fund of up to a maximum aggregate offering price of $[•] in Fund Up class shares (“Up Shares”) and up to a maximum aggregate offering price of $[•] in Fund Down class shares (“Down Shares” and together with Up Shares, the “Shares”).

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such instruments, documents and records as we have deemed relevant and necessary to examine for the purpose of this opinion, including (a) the Registration Statement, (b) the Trust’s Second Amended and Restated Trust Agreement dated as of [•], 2014 between the Sponsor, as sponsor, and Wilmington Trust, N.A., as trustee, (the “Trust

AccuShares Investment Management, LLC

[•], 2014

Agreement”), (c) the pertinent provisions of the constitution and laws of the State of Delaware, and (d) such other instruments, documents, statements and records of the Trust and others and other such statutes as we have deemed relevant and necessary to examine and rely upon for the purpose of this opinion.

In connection with this opinion, we have assumed the legal capacity of all natural persons, the accuracy and completeness of all documents and records that we have reviewed, the genuineness of all signatures, the authenticity of the documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as certified, conformed or reproduced copies.

We have, when relevant facts material to our opinion were not independently established by us, relied, to the extent we deemed such reliance proper, upon written or oral statements of officers or other representatives of the Sponsor. We have not made or undertaken to make any independent investigation to establish or verify the accuracy or completeness of such factual representations, certifications and other information.

Based upon the foregoing and subject to the qualifications set forth in this letter, we are of the opinion that the Shares of each Fund, when issued in accordance with the Trust Agreement, including receipt by the Fund of the consideration required for the issuance of the Fund’s Shares, will be duly and legally issued and will be fully paid and non-assessable.

This opinion is given as of the date hereof and we assume no obligation to advise you of changes that may hereafter be brought to our attention. This opinion is limited to the Delaware statutory trust laws governing matters such as the authorization, issuance and non-assessability of the Shares and the applicable provisions of the Delaware constitution, and we do not express any opinion concerning any other laws.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name where it may appear in the Registration Statement and each Prospectus. In giving such consent, however, we do not admit that we are within the category of persons whose consent is required by Section 7 of the 1933 Act, as amended, and the rules and regulations thereunder.

AccuShares Investment Management, LLC

[•], 2014

Respectfully submitted,

KATTEN MUCHIN ROSENMAN LLP